UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, MarketAxess Holdings Inc. (the “Company”) announced that it had appointed Dean Berry as its Group Chief Operating Officer and Chief Executive Officer, EMEA & APAC, effective as of his start date. In connection with such appointment, on May 16, 2025, MarketAxess Europe Limited (“MAEL”), an indirect subsidiary of the Company, entered into a Contract of Employment with Mr. Berry, as described below (the “Agreement”). Mr. Berry’s start date is expected to be in the fourth quarter of 2025 (the “Effective Date”). Mr. Berry will act as the Company’s principal operating officer for purposes of the Company’s filings with the U.S. Securities and Exchange Commission.

Mr. Berry, age 52, currently serves as Group Head of Workflows of the London Stock Exchange Group (“LSEG”), a global financial markets infrastructure and data provider, a position he has held since January 2024, and as Interim Group Co-Head of LSEG Data & Analytics since December 2024. Prior to such roles, Mr. Berry was the Global Head of Trading & Banking Solutions of LSEG from February 2021 to February 2024, the Global Head of Trading of LSEG from November 2020 to February 2021, and Executive Managing Director, Global Head of Electronic & Hybrid Markets at BGC Partners, a global marketplace, data, and financial technology services company, from July 2017 to August 2020. Prior to BGC Partners, Mr. Berry held roles at ICAP, Bank of Ireland, Société Générale, Nordea, Dresdner Kleinwort Wasserstein and Deutsche Bank. Mr. Berry holds a BSc in Mathematics & Statistics from Coventry University.

There are no arrangements or understandings between Mr. Berry and any other person pursuant to which he was appointed to his position. Mr. Berry does not have a family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.

Contract of Employment

Pursuant to the terms of the Agreement, Mr. Berry will be paid a base salary at an annual rate of GBP £560,000. Mr. Berry will be eligible to participate in the Company’s 2009 Employee Performance Incentive Plan (or any equivalent annual cash incentive plan). For calendar year 2026, his target year-end cash incentive pursuant to the cash incentive plan is GBP £840,000. The target grant date value of Mr. Berry’s year-end equity award pursuant to the Company’s 2020 Equity Incentive Plan will be GBP £1.8 million, and is expected to be comprised equally of (a) a time-based award in the form of restricted stock units vesting in three substantially equal installments on each anniversary of the grant date, subject to Mr. Berry’s continued service to MAEL or its affiliates through such date, and (b) a performance-based award in the form of performance stock units, as determined by the Compensation & Talent Committee of the Board of Directors of the Company, which is expected to cliff-vest on the third anniversary date of the award, subject to Mr. Berry’s continued service to MAEL or its affiliates through such date and subject to the satisfaction of the relevant performance criteria.

In connection with his hire and to make up for the lost compensation opportunity that Mr. Berry is expected to otherwise have received from his current employer, Mr. Berry will receive a GBP £500,000 cash lost opportunity award (the “Cash Lost Opportunity Award”) and a GBP £1.563 million equity lost opportunity award (the “Equity Lost Opportunity Award”, and together with the Cash Lost Opportunity Award, the “Lost Opportunity Award”).

The Cash Lost Opportunity Award will be payable no later than MAEL’s first payroll run after the Effective Date and is subject to certain repayment requirements under certain termination events.

The Equity Lost Opportunity award is expected to be granted in February 2026 in the form of performance stock units that will cliff-vest on the third anniversary of the date of the grant of the award, subject to Mr. Berry’s continued service to MAEL or its affiliates through such date and subject to the achievement of performance criteria materially similar to the performance criteria contained in the annual performance stock unit award agreement that is provided to other executive officers of the Company in February 2026.

In connection with his hire and in consideration for his forfeiture of unvested equity from his current employer, Mr. Berry will also receive a GBP £500,000 cash make-whole award (the “Cash Make-Whole Award”) and a GBP £3.437 million equity make-whole award (the “Equity Make-Whole Award”). The Cash Make-Whole Award represents unvested equity that was scheduled to vest after the date of the Agreement and prior to May 1, 2026, and the Equity Make-Whole Award represents unvested equity that was scheduled to vest on or after May 1, 2026. The Cash Make-Whole Award is payable no later than March 31, 2026, subject to repayment under certain termination events.

The Equity Make-Whole Award is expected to be granted on the first calendar day of the first calendar month following the Effective Date and be in the form of restricted stock units that will vest ratably on the first, second and third anniversary of the grant date, subject to continued service with MAEL.

Each of the Equity Lost Opportunity Award, the Cash Lost Opportunity Award, and the Equity Make-Whole Award contain covenants addressing the treatment of each award in the event of Mr. Berry’s termination under different scenarios.

Subject to certain exceptions, the Agreement will continue until terminated by either party with at least six months’ written notice. MAEL may, in its discretion, place Mr. Berry on garden leave for some or all of the notice period during which he will continue to receive his regular compensation. Mr. Berry has also agreed to certain post-employment non-competition and non-solicitation covenants as described in the Agreement.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Equity Lost Opportunity Award and Equity Make-Whole Award are qualified in their entirety to the full text of the award agreements, which will be based on the Company’s Form of 2025 Performance Stock Unit Agreement for U.K.-based executive officers pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan and the Form of 2025 Restricted Stock Unit Agreement for U.K.-based executive officers pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan, respectively, which are incorporated by reference as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 21, 2025, the Company issued a press release announcing that Mr. Berry was appointed as its Group Chief Operating Officer & Chief Executive Officer, EMEA & APAC, effective as of the Effective Date. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Contract of Employment dated as of May 16, 2025, by and between MarketAxess Europe Limited and Dean Berry†+

10.2	Form of 2025 Performance Stock Unit Agreement for U.K.-based executive officers pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025)+

10.3	Form of 2025 Restricted Stock Unit Agreement for U.K.-based executive officers pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025)

99.1	Press Release issued by MarketAxess Holdings Inc. on May 21, 2025.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

†

Certain confidential information, identified by bracketed asterisks “[*****]” has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

+

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: May 21, 2025	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel & Corporate Secretary